Exhibit 32.1
CERTIFICATIONS
PURSUANT TO SECTION 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as the principal executive officer or principal financial officer of Mitek Systems, Inc. (the “Company”), as the case may be, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.This Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2021 (this “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 3, 2022	/s/ Scipio Maximus Carnecchia
Scipio Maximus Carnecchia
Chief Executive Officer
(Principal Executive Officer)

February 3, 2022	/s/ Frank Teruel
Frank Teruel
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Quarterly Report), irrespective of any general incorporation language contained in such filing.